As filed with the Securities and Exchange Commission on May 20, 2002
                                         Registration No. 333-__________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            THE STEAK N SHAKE COMPANY
             (Exact name of registrant as specified in its charter)

             INDIANA                                     37-0684070
   State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)

        500 Century Building                     Mary E. Ham, Vice President,
    36 South Pennsylvania Street                Secretary and General Counsel
     Indianapolis, Indiana 46204                  The Steak n Shake Company
          (317) 633-4100                             500 Century Building
    (Address, including zip code                36 South Pennsylvania Street
  and telephone number, including                Indianapolis, Indiana 46204
     area code of registrant's               (Name, address, including zip code,
      principal executive offices)             and telephone number, including
                                               area code of agent for service)

                                   Copies to:
                               Stephen J. Hackman
                                   Ice Miller
                         One American Square, Box 82001
                        Indianapolis, Indiana 46282-0002
                                 (317) 236-2289

            Approximate date of commencement of proposed sale of the
                   securities to the public: As determined by
                            the selling shareholders.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or reinvestment plans, check the following. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

-------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
 Title of each Class                            Proposed Maximum        Proposed Maximum
    of Securities          Amount to be       Offering price per      Aggregate Offering      Amount of
   Being Registered         Registered              unit (1)               Price (1)       Registration Fee
-------------------------------------------------------------------------------------------------------------
  Common Stock, $.50       65,227 shares            $14.17               $924,266.59           $85.03
     stated value

   Preferred Stock         65,227 rights
   Purchase Rights                                  (2)                  (2)                   (2)

(1)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance  with Rule 457(c)
     under the  Securities  Act of 1933,  based upon the average of the high and low sale price of the Common
     Stock on May 17, 2002.

(2)  Any value  attributable  to the Preferred  Stock Purchase Rights is reflected in the value of the Common
     Stock.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                                TABLE OF CONTENTS


TERMS OF THE OFFERING.......................................................  1
RISK FACTORS................................................................  2
   Competition..............................................................  2
   Governmental Regulations.................................................  2
   Expansion Strategy.......................................................  3
   Dependence on Key Personnel..............................................  3
   Stock Price Volatility...................................................  3
THE COMPANY.................................................................  3
USE OF PROCEEDS.............................................................  3
SELLING SHAREHOLDERS........................................................  4
PLAN OF DISTRIBUTION........................................................  5
   Transaction..............................................................  5
   Prices...................................................................  5
   Direct Sales; Agents, Dealers and Underwriters...........................  5
   Supplements..............................................................  5
   State Securities Law.....................................................  5
   Expenses; Indemnification................................................  6
LEGAL MATTERS...............................................................  6
EXPERTS.....................................................................  6
WHERE YOU CAN FIND MORE INFORMATION.........................................  6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................  6
FORWARD-LOOKING STATEMENTS..................................................  8
PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS...........................  9
SIGNATURES.................................................................. 13
INDEX TO EXHIBITS........................................................... 15

                                   PROSPECTUS

                       For the Public Offering for Sale of
                                     65,227
                           Shares of Common Stock and
                     Related Preferred Stock Purchase Rights
                                       of
                            The Steak n Shake Company


--------------------------------------------------------------------------------
                              Terms of the Offering
--------------------------------------------------------------------------------

o Alva T. Bonda, Charles E. Lanham, J. Fred Risk, John W. Ryan and James Williamson, Jr., some of our current and former directors, and the Estate of Neal Gilliatt, a former director, are offering to sell up to 65,227 shares of our common stock and related preferred stock purchase rights under our shareholder rights plan. For ease of reference, in this prospectus we refer to the shares of stock and rights offered for sale by the selling shareholders collectively as the shares.

o The selling shareholders will receive all of the net proceeds from the sale of the shares.

o The selling shareholders will sell the shares over time through brokers at market prices or in negotiated transactions.

o On May 17, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $14.40 per share.

o Our common stock is traded on and price information is reported by the New York Stock Exchange under the symbol "SNS".

o As of the date of this prospectus, none of the selling shareholders has any agreement with any broker or dealer with respect to the sale of the shares.

--------------------------------------------------------------------------------

     This investment involves risk. See the Risk Factors beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The date of this Prospectus is May 20, 2002.

     Additional information regarding our business is available to you without charge upon written or oral request to us. Please contact Mary E. Ham, Secretary, by mail at The Steak n Shake Company, 500 Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, or by telephone at (317) 633-4100.

                                  RISK FACTORS

     We wish to caution you that the following important factors, among others, could cause our actual results to differ materially from those indicated by forward-looking statements made in this prospectus and from time to time in news releases, reports, proxy statements, registration statements and other written communications, as well as oral forwarding-looking statements made from time to time by our representatives. Such forward-looking statements involve risks and uncertainties, include matters such as future economic performance, restaurant openings, operating margins, the availability of acceptable real estate locations for new restaurants, the sufficiency of our cash balances and cash generated from operating and financing activities, our future liquidity and capital resource needs and other matters, and are generally accompanied by words such as "believes," "anticipates," "estimates," "predicts," "expects" and similar expressions that convey the uncertainty of future events or outcomes.

     Competition.   The  restaurant  business  is  one  of  the  most  intensely competitive industries in the United States, with price, menu offerings, location and service all being significant competitive factors. Our competitors include national, regional and local chains, as well as local, owner-operated establishments. There are established competitors with financial and other resources greater than ours in all of our current and proposed future market areas. We face competition for sites on which to locate new restaurants and for personnel, as well as for customers. The restaurant business is often affected by changes in consumer tastes and by national, regional and local economic conditions and demographic trends. The performance of individual restaurants may be affected by factors such as traffic patterns, demographic factors and the type, number and location of competing restaurants. Additionally, factors such as inflation, increased food, labor and employee benefit costs and difficulty in attracting qualified management personnel and hourly employees may adversely affect the restaurant industry in general and our restaurants in particular.

     Governmental Regulations. We are subject to various federal, state and local laws affecting our business. Each of our restaurants is subject to licensing and regulation by a number of governmental authorities, including health and safety and fire agencies in the state and municipality in which the restaurant is located. The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. Difficulties in obtaining or failure to obtain the required licenses or approvals could delay or prevent the development of a new restaurant in a particular area.

     Our operations are also subject to federal and state minimum wage laws and laws governing such matters as working conditions, overtime and tip credits. Many of our restaurant employees are paid at rates related to the federal and state minimum wage laws and, accordingly, further increases in the minimum wage would increase our labor costs.

     We currently have franchise operations in eight states -- Georgia, Illinois, Indiana, Kentucky, Mississippi, Missouri, North Carolina and Tennessee -- and are subject to certain federal and state laws controlling the offering and conduct of our franchise business in those states. In addition, we are subject to franchise registration requirements in several states in which we are conducting or will in the future conduct our franchise business.

     Expansion Strategy: We intend to continue to expand our Steak n Shake restaurants through both opening and operating Company-owned Steak n Shake restaurants and franchising additional restaurants with new and current franchisees. Meeting our expansion goal is dependent upon our continued success in addressing factors relevant to our expansion plan. Those factors include, but are not limited to:

     o    locating available and attractive sites for new restaurants;

     o    negotiating acceptable purchase or lease terms for restaurant sites;

     o    availability of adequate financing for our expansion;

     o    ability  to  attract   qualified   franchisees   and  the  ability  of
          franchisees to perform their obligations to us;

     o    hiring, training and retaining competent managers and other personnel;

     o    obtaining necessary governmental permits and approvals; and

     o suitable economic and business conditions in the markets in which our restaurants are to be located.

Some of the factors on which the success of our plan depends are not within our control.

     Dependence on Key Personnel. We are dependent upon the continued availability of the services of our executive officers. These officers collectively have been with us an average of approximately fourteen years. The loss of the services of key personnel could have a material adverse effect on our business.

     Stock Price Volatility. Quarterly operating results of the Company or other restaurant companies, changes in general conditions in the economy, the financial markets or the restaurant industry, natural disasters, terrorist activities, changes in earnings estimates or recommendations by research analysts, or other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies.

                                   THE COMPANY

     We are primarily engaged in the ownership, operation and franchising of Steak n Shake restaurants through our wholly-owned subsidiaries, Steak n Shake Operations, Inc. and Steak n Shake, L.P. Founded in 1934 in Normal, Illinois, Steak n Shake is one of the oldest restaurant chains in the country. As of September 26, 2001, our fiscal year end, we had 332 Company-owned restaurants and 56 franchised restaurants located in 17 midwestern and southeastern states. Steak n Shake restaurants are generally open 24 hours a day, seven days a week, and in addition to our core menu, offer a breakfast menu during breakfast hours. During fiscal 2001, lunch and dinner sales accounted for approximately 36% and 44% of sales, respectively, while breakfast and late night sales accounted for 7% and 13% of sales, respectively.

                                 USE OF PROCEEDS

     The shares being offered were issued by us to the selling shareholders pursuant to their exercise of stock options granted to them in their capacities as directors pursuant to our 1996 and 1997 Nonemployee Director Stock Option Plans (the "Plans"). We will receive none of the proceeds from the sale of the shares being offered. All proceeds from the sale will be paid to the individual selling shareholders.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the selling shareholders as of the date of this prospectus. Charles E .Lanham, J. Fred Risk, John W. Ryan and James Williamson, Jr. are currently directors of the Company. Alva T. Bonda retired form the Board of Directors on February 9, 2000, and Neal Gilliatt died while serving as Director Emeritus of the Company in September, 2000. His options may be exercised by his estate pursuant to the terms of the Plans. Since the selling shareholders may sell all or some of the shares, or shares held by them other than the shares covered by this prospectus, no accurate estimate can be made of the aggregate amount of shares which will be owned by each selling shareholder upon completion of the offering to which this prospectus relates.

                                                                          Percentage Owned After
                                                  Shares Registered         Sale of All Shares
       Name                   Shares Owned             Hereunder        Registered Hereunder (9)
       ----                   ------------             ---------        ------------------------

Alva T. Bonda                  967,121 (1)(2)           11,911                      3.4%
Estate of Neal Gilliatt         57,807 (3)              11,911                        *
Charles E. Lanham              429,957 (4)              11,911                      1.5%
J. Fred Risk                   116,713 (5)              11,911                        *
John W. Ryan                    19,865 (6)               5,672                        *
James Williamson, Jr.        1,073,417 (1)(7)           11,911                      3.8%
                             ---------                  ------                      ---
        TOTAL                1,891,069 (1)(8)           65,227                      6.6%

* Less than 1%.

Notes To Table:

(1)  Includes 773,811 shares owned of record and beneficially by Kelley & Partners, L.P. of which
     Messrs. Bonda and Williamson are General Partners.

(2)  Includes 9,577 shares which may be acquired pursuant to stock options  exercisable within 60 days.

(3)  Includes 9,577 shares which may be acquired pursuant to stock options  exercisable within 60 days by Mr. Gilliatt's estate.

(4)  Includes 10,577 shares which may be acquired pursuant to stock options exercisable within 60 days.  Also includes  10,928 shares owned of record and  beneficially  by Mr. Lanham's wife, with respect to which he disclaims beneficial ownership,  and 17,750 shares held by Hartford
     Heritage, LLC, of which Mr. Lanham is Managing Member.

(5)  Includes 10,577 shares which may be acquired pursuant to stock options exercisable within 60 days.  Also includes 7,726 shares owned of record and  beneficially by Mr. Risk's wife, with respect to which he disclaims beneficial ownership.

(6)  Includes 10,577 shares which may be acquired pursuant to stock options exercisable within 60 days.

(7)  Includes 10,577 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 19,011 shares owned of record and beneficially by Mr. Williamson's wife, with respect to which he disclaims beneficial ownership.

(8)  Includes 61,462 shares which may be acquired pursuant to stock options exercisable within 60 days.

(9)  Based upon 27,816,998 total shares of common stock outstanding as of May 10, 2002, as listed on our most recent Form 10-Q for the period ended April 10,  2002,  which will be filed with the Securities and Exchange Commission on May 22, 2002.

                              PLAN OF DISTRIBUTION

     Transactions. The selling shareholders may offer and sell their shares in one or more of the following transactions.

     o    on the New York Stock Exchange

     o    in negotiated transactions

     o    in a combination of any of these transactions

     Prices. The selling shareholders may sell their shares at any of the following prices:

     o    fixed prices which may be changed

     o    market prices prevailing at the time of sale

     o    prices related to prevailing market prices

     o    negotiated prices

     Direct Sales; Agents, Dealers and Underwriters. The selling shareholders may sell their shares in any of the following ways:

     o    directly to purchasers

     o to or through agents, dealers or underwriters designated from time to time

     Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The selling shareholders and any agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

     Supplements. To the extent required, we will set forth in a supplement to this prospectus filed with the Securities and Exchange Commission (the "SEC") the number of shares to be sold, the purchase price and public offering price, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

     State Securities Law. Under the securities laws of some states, the selling shareholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling shareholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

     Expenses; Indemnification. The Company will not receive any of the proceeds from the sale of the shares sold by the selling shareholders under this prospectus. We will bear all expenses related to the registration of this offering but will not pay for underwriting commissions, fees or discounts, if any. The expenses we will pay include:

     o    all registration and filing fees

     o all fees and expenses of complying with state blue sky or securities laws

     o    all costs of preparation of the registration statement

     o    all fees of our counsel and independent auditors

                                  LEGAL MATTERS

     Certain legal matters relating to the issuance of the shares have been passed on for us by Ice Miller, Indianapolis, Indiana.

                                     EXPERTS

     Ernst & Young, LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 26, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the shares of the Company's common stock and the related preferred stock purchase rights offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us, the common stock and the related preferred stock purchase rights. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers like the Company that file information electronically with the SEC. The address of that site is: http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about the Company and our financial condition.

     1)   Annual Report on Form 10-K for the year ended September 26, 2001.

     2)   Quarterly Report on Form 10-Q for the quarter ended December 19, 2001.

     3)   Definitive Proxy Statement on Schedule 14A, dated December 19, 2001.

     4) The description of the Company's common stock set forth in the Registration Statement on Form 8-A, dated October 28, 1996, including any amendment or report filed with the SEC for the purpose of updating that description.

     5) The description of the Company's common stock set forth in the registration statement on Form S-3 filed on May 21, 1997, including any amendment or report filed with the SEC for the purpose of updating that description.

     6) The description of the Company's preferred stock purchase rights set forth in the Registration Statement on Form 8-A filed on May 17, 2001, including any amendment or report filed with the SEC for the purpose of updating that description.

     In addition, all documents and reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You can obtain copies of any of the documents incorporated by reference in this document from the SEC through its web site or at the Public Reference Room at the address described above. Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Mary E. Ham
Secretary, The Steak n Shake Company
500 Century Building
36 South Pennsylvania Street
Indianapolis, Indiana 46204
Telephone: (317) 633-4100

     We have not authorized anyone to give any information or make any representations about the offering made by this prospectus that is different from, or in addition to, the information contained in this prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including information included or incorporated by reference herein, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the factors described under "Risk Factors" in this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.
--------  --------------------------------------------

     Set forth below are estimates of all expenses incurred or to be incurred by the registrant in connection with the issuance and distribution of the securities to be registered:

     Registration fees.............................................    $   85.03

     Transfer agent's fees.........................................    None

     Printing and engraving........................................    None

     Legal fees and expenses.......................................    $3,000.00

     Accounting fees and expenses..................................    $2,000.00

     State blue sky fees and expenses..............................    None

     Miscellaneous.................................................    $  500.00
                                                                       ---------

        Total......................................................    $5,585.03

        All of the expenses will be borne by the registrant.

Item 15.  Indemnification of Directors and Officers.
--------  ------------------------------------------

     The Indiana Business Corporation Law ("BCL"), the provisions of which govern the registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees or agents or any person who may have served at the request of the corporation as a director, officer, employee or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if a criminal proceeding, either the individual had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

     The BCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim including counsel fees, and, unless by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he or she is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's Articles of Incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to indemnification in view of all the relevant circumstances without regard to whether his or her actions satisfied the appropriate standard of conduct.

     Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the BCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because an Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board of Directors or such a committee, or by the shareholders of the corporation.

     In addition to the foregoing, the BCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, bylaws, resolution or other authorization adopted, after notice by a majority vote of all the voting shares then issued and outstanding. The BCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him or her in any capacity as such, or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify him or her against such liability.

     The Amended and Restated Articles of Incorporation and the Bylaws of the registrant contain provisions pursuant to which the officers and directors of the registrant are entitled to indemnification as a matter of right against expenses and liabilities incurred by them by reason of their having acted in such capacities if such person has been wholly successful in the defense of such claims or acted in good faith in what he or she reasonably believed to be in or not opposed to the best interests of the registrant. Such rights are not exclusive of any other rights of indemnification to which such persons may be entitled by contract or a matter of law.

     The registrant maintains directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Company and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them of any matter claimed against them in their capacities as directors or officers.

Item 16.  Exhibits and Financial Statement Schedules.
--------  -------------------------------------------

     See Index to Exhibits.

Item 17.  Undertakings.
--------  -------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             The remainder of this page is intentionally left blank.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of The Steak n Shake Company by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana on May 20, 2002.

                              THE STEAK N SHAKE COMPANY


                              By:  /s/ Mary E. Ham
                                   ---------------------------------------------
                                   Mary E. Ham
                                   Vice President, Secretary and
                                   General Counsel


     Each person whose signature appears below on this registration statement hereby constitutes and appoints Mary E. Ham, James W. Bear and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the registrant's Form S-3 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated as of May 20, 2002.


/s/ E. W. Kelley
----------------------------------  Chairman and Director
E. W. Kelley


/s/ Alan B. Gilman
----------------------------------  President, Chief Executive Officer
Alan B. Gilman                        and Director (Principal Executive Officer)


/s/ James W. Bear
----------------------------------  Senior Vice President
James W. Bear                         (Principal Financial Officer


/s/ John E. Hiatt
----------------------------------  Vice President and Controller
John E. Hiatt

/s/ S. Sue Aramian
----------------------------------  Vice Chairwoman and Director
S. Sue Aramian


/s/ Stephen Goldsmith
----------------------------------  Director
Stephen Goldsmith


/s/ Charles E. Lanham
----------------------------------  Director
Charles E. Lanham


/s/ J. Fred Risk
----------------------------------  Director
J. Fred Risk


/s/ John W. Ryan
----------------------------------  Director
John W. Ryan


/s/ James Williamson, Jr.
----------------------------------  Director
James Williamson, Jr.

                            THE STEAK N SHAKE COMPANY

                                    Form S-3

                                INDEX TO EXHIBITS

Exhibit Number
   Assigned In                                                     Page Number
Regulation S-K                                                    In Sequential
   Item 601                  Description of Exhibit             Numbering System
   --------                  ----------------------             ----------------

     (1)            No Exhibit.

     (2)            No Exhibit.

     (4)   4.01     Specimen certificate for Common Stock of The
                    Steak n Shake Company (formerly Consolidated
                    Products, Inc.). (Incorporated by reference to Exhibit 4.01 to the Registrant's Form
                    10-Q  Report  for the fiscal  quarter  ended
                    April 11, 2001.)

           4.02 Note Purchase Agreement by and between Consolidated Products, Inc. and The Prudential Insurance Company of America
                    dated as of  September  27, 1995  related to
                    $39,250,000   senior  note   agreement   and
                    private  shelf  facility.  (Incorporated  by
                    reference    to   Exhibit    4.01   to   the
                    Registrant's Form 8-K Report dated September
                    26, 1995.)

           4.03 Amendment to Note Purchase and Private Shelf Agreement by and between Consolidated Products, Inc. and The Prudential Insurance Company of America dated as of April 21, 1999 related to senior note and private shelf facility. (Incorporated by reference to Exhibit 4.10 to the Registrant's Form 10-Q Report for the fiscal quarter ended April 14, 1999.)

           4.04 Rights Agreement dated as of May 16, 2001 between The Steak n Shake Company and Computershare Investor Services, LLC, as Rights Agent. (Incorporated by reference to Exhibit 4.01 to The Steak n Shake Company's Form 8-K Report filed May 17, 2001.)

     (5)   5.01     Opinion of Ice Miller.

     (8)            No Exhibit.

     (12)           No Exhibit.

     (15)           No Exhibit.

     (23)  23.1     Consent of Ice Miller                                     17
                    (Included as part of Exhibit 5.01.)

           23.2     Consent of Ernst & Young LLP.                             19

     (24)           Power of Attorney (See Signature Page)                    13

     (25)           No Exhibit.

     (26)           No Exhibit.

     (27)           No Exhibit.

     (99)           No Exhibit.